Press Release

Contact
Kathy Ta
Vice President, Investor Relations
(408) 601-5697

MAXIM INTEGRATED REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2021

•	Revenue: $619 million

•	Gross Margin: 67.3% GAAP (68.4% excluding special items)

•	EPS: $0.63 GAAP ($0.72 excluding special items)

SAN JOSE, CA - October 27, 2020 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $619 million for its first quarter of fiscal 2021 ended September 26, 2020, a 14% increase from the $545 million revenue recorded in the prior quarter, and a 16% increase from the same quarter of last year.

“Revenue in the September quarter increased strongly in Consumer and Automotive on a sequential basis. The robust uptick was driven by infotainment, driver assistance and electric vehicle content in Automotive, and across smartphones, gaming, wearables, tablets and broad-based personal electronics in Consumer. Revenue also grew across all of our major end markets compared to the same quarter a year ago, with double-digit growth in Communications and Data Center, Industrial and Automotive. Additionally, we are progressing per plan towards closure of our merger with Analog Devices,” said Tunc Doluca, President and Chief Executive Officer.

Fiscal Year 2021 First Quarter Results
Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share in the September quarter was $0.63. The results were affected by $30 million in pre-tax special items which primarily consisted of $15 million in charges related to the upcoming combination with Analog Devices, $9 million in restructuring costs unrelated to the merger, and $5 million of expenses related to prior acquisitions. GAAP earnings per share, excluding special items was $0.72. An analysis of GAAP versus GAAP excluding special items is provided in this press release.

Cash Flow Items
At the end of the first quarter of fiscal 2021, total cash, cash equivalents and short-term investments were $1.6 billion, down $2 million from the prior quarter.
Notable items included:

•	Cash flow from operations: $163 million

•	Capital expenditures: $13 million

•	Dividends paid: $128 million ($0.48 per share)

•	Stock repurchases: $9 million

Trailing twelve months free cash flow was $763 million. Free cash flow is a non-GAAP measure and is defined by cash flow from operations less capital expenditures.

Dividend and Stock Repurchase
Per the terms of the Merger Agreement between the Company and Analog Devices, we will not declare dividends that would have been paid in the upcoming months of December, March, June and September and have suspended our open market stock repurchase program.

Due to the pending merger with Analog Devices, Maxim Integrated will not be hosting a quarterly earnings conference call and has suspended the practice of providing forward-looking guidance. Investors are requested to review our Investor Relations website for the quarterly financial highlights and SEC filings for the latest updates on the pending transaction.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended
	September 26, 2020	June 27, 2020	September 28, 2019
	(in thousands, except per share data)
Net revenues	$619,357	$545,369	$533,040
Cost of goods sold	202,343	183,001	189,717
Gross margin	417,014	362,368	343,323
Operating expenses:
Research and development	115,466	110,173	108,989
Selling, general and administrative	82,954	72,893	76,115
Intangible asset amortization	919	810	756
Severance and restructuring expenses	8,813	678	1,434
Other operating expenses (income), net	7,428	(173)	25
Total operating expenses	215,580	184,381	187,319
Operating income	201,434	177,987	156,004
Interest and other income (expense), net	(7,037)	(8,488)	1,829
Income before taxes	194,397	169,499	157,833
Provision for (benefit from) income taxes (1)(2)	24,883	(37,799)	17,677
Net income	$169,514	$207,298	$140,156

Earnings per share:
Basic	$0.64	$0.78	$0.52
Diluted	$0.63	$0.77	$0.51

Shares used in the calculation of earnings per share:
Basic	266,831	266,639	271,388
Diluted	269,529	268,777	274,436

Dividends paid per share	$0.48	$0.48	$0.48

SCHEDULE OF SPECIAL ITEMS
(Unaudited)
	Three Months Ended
	September 26, 2020	June 27, 2020	September 28, 2019
	(in thousands)
Cost of goods sold:
Intangible asset amortization	$4,363	$3,528	$3,111
Merger related expenses (3)	1,335	—	—
Cost of COVID-19 response programs	938	1,591	—
Total	$6,636	$5,119	$3,111

Operating expenses:
Merger related expenses (3)	$6,607	$—	$—
Intangible asset amortization	918	810	756
Severance and restructuring	8,813	678	1,434
Other operating expenses (income), net (3)	7,428	(173)	25
Total	$23,766	$1,315	$2,215

Interest and other expense (income), net	$(535)	$1,484	$207
Total	$(535)	$1,484	$207

Provision for (benefit from) for income taxes:
Impact of U.S. tax legislation (1)	$—	$6,486	$—
Impact of income tax audit settlements (2)	—	(51,197)	—
Total	$—	$(44,711)	$—

(1) Includes effect of U.S. tax legislation enacted on December 22, 2017.
(2) Includes effect of income tax audit settlements.

(3) Includes ADI merger related expenses such as accelerated stock-based compensation expense resulting from the acceleration of certain RSAs for tax withholding purposes, as well as other legal and professional services.

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 26, 2020	June 27, 2020	September 28, 2019
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,595,089	$1,578,670	$1,695,191
Short-term investments	17,022	35,536	98,176
Total cash, cash equivalents and short-term investments	1,612,111	1,614,206	1,793,367
Accounts receivable, net	449,376	404,778	370,316
Inventories	265,664	259,626	235,959
Other current assets	29,816	39,219	24,982
Total current assets	2,356,967	2,317,829	2,424,624
Property, plant and equipment, net	542,421	550,406	574,097
Intangible assets, net	82,679	87,959	52,376
Goodwill	562,540	562,540	532,251
Other assets	108,920	110,569	97,439
TOTAL ASSETS	$3,653,527	$3,629,303	$3,680,787

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$86,831	$91,982	$81,794
Price adjustment and other revenue reserves	144,255	148,916	90,206
Income taxes payable	53,655	43,457	31,704
Accrued salary and related expenses	115,460	126,751	96,168
Accrued expenses	46,119	42,228	42,644
Total current liabilities	446,320	453,334	342,516
Long-term debt	994,381	994,022	992,944
Income taxes payable	360,164	385,072	446,138
Other liabilities	141,643	139,418	117,903
Total liabilities	1,942,508	1,971,846	1,899,501

Stockholders' equity:
Common stock and capital in excess of par value	12,461	266	271
Retained earnings	1,713,153	1,671,786	1,793,012
Accumulated other comprehensive loss	(14,595)	(14,595)	(11,997)
Total stockholders' equity	1,711,019	1,657,457	1,781,286
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,653,527	$3,629,303	$3,680,787

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three months ended
	September 26, 2020	June 27, 2020	September 28, 2019
	(in thousands, except per share data)
Cash flows from operating activities:
Net income	$169,514	$207,298	$140,156
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	35,730	23,290	24,671
Depreciation and amortization	24,199	36,384	23,921
Deferred taxes	(1,103)	14,386	453
Loss from sale of property, plant and equipment	63	557	376
Other Adjustments	1,867	2,127	27
Changes in assets and liabilities:
Accounts receivable	(44,798)	(24,078)	(10,300)
Inventories	(5,986)	(34,562)	10,578
Other assets	4,159	(25,769)	(52,443)
Accounts payable	(3,423)	5,405	1,242
Price adjustment and other revenue reserves	(4,461)	37,681	(10,284)
Income taxes payable	(14,710)	(45,855)	(25,341)
All other accrued liabilities	1,460	15,465	38,214
Net cash provided by operating activities	162,511	212,329	141,270
Cash flows from investing activities:
Purchases of property, plant and equipment	(12,728)	(15,680)	(20,631)
Proceeds from sales of property, plant and equipment	4	124	43
Proceeds from sales of available-for-sale securities	—	1,290	—
Proceeds from maturity of available-for-sale securities	18,425	10,734	42,921
Payment in connection with business acquisition, net of cash acquired	—	(69,270)	—
Purchases of investments in privately-held companies	(84)	(1,840)	—
Proceeds from sale of investments in privately-held companies	25	205	516
Other investing activities	—	2	(35)
Net cash provided by (used in) investing activities	5,642	(74,435)	22,814
Cash flows from financing activities:
Net issuance of restricted stock units and awards	(17,018)	(6,741)	(9,943)
Proceeds from stock options exercised	2,632	2,240	7,482
Issuance of common stock under employee stock purchase program	—	23,725	—
Repurchase of common stock	(9,201)	(82,299)	(93,552)
Dividends paid	(128,147)	(128,058)	(130,222)
Net cash used in financing activities	(151,734)	(191,133)	(226,235)
Net increase (decrease) in cash, cash equivalents and restricted cash	16,419	(53,239)	(62,151)
Cash, cash equivalents and restricted cash
Beginning of period	$1,585,428	$1,638,667	$1,757,342
End of period	$1,601,847	$1,585,428	$1,695,191

Total cash, cash equivalents, and short-term investments	$1,612,111	$1,614,206	$1,793,367

Cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,595,089	$1,578,670	$1,695,191
Restricted cash in Other assets	6,758	6,758	—
Total cash, cash equivalents and restricted cash	$1,601,847	$1,585,428	$1,695,191

ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended
	September 26, 2020	June 27, 2020	September 28, 2019
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special items:
GAAP gross profit	$417,014	$362,368	$343,323
GAAP gross profit %	67.3%	66.4%	64.4%
Special items:
Intangible asset amortization	4,363	3,528	3,111
Merger related expenses (1)	1,335	—	—
Cost of COVID-19 response programs	938	1,591	—
Total special items	6,636	5,119	3,111
GAAP gross profit excluding special items	$423,650	$367,487	$346,434
GAAP gross profit % excluding special items	68.4%	67.4%	65.0%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special items:
GAAP operating expenses	$215,580	$184,381	$187,319
Special items:
Merger related expenses (1)	6,607	—	—
Intangible asset amortization	918	810	756
Severance and restructuring	8,813	678	1,434
Other operating expenses (income), net (1)	7,428	(173)	25
Total special items	23,766	1,315	2,215	—
GAAP operating expenses excluding special items	$191,814	$183,066	$185,104

Reconciliation of GAAP net income to GAAP net income excluding special items:
GAAP net income	$169,514	$207,298	$140,156

Special items:
Intangible asset amortization	5,281	4,338	3,867
Merger related expenses (1)	7,942	—	—
Cost of COVID-19 response programs	938	1,591	—
Severance and restructuring	8,813	678	1,434
Other operating expenses (income), net (1)	7,428	(173)	25
Interest and other expense (income), net	(535)	1,484	(207)
Pre-tax total special items	29,867	7,918	5,119
Other income tax effects and adjustments (2)	(4,272)	(14,378)	(3,506)
Impact of U.S. tax legislation (3)	—	6,486	—
Impact of income tax audit settlements (4)	—	(51,197)	—
GAAP net income excluding special items	$195,109	$156,127	$141,769

GAAP net income per share excluding special items:
Basic	$0.73	$0.59	$0.52
Diluted	$0.72	$0.58	$0.52

Shares used in the calculation of earnings per share excluding special items:
Basic	266,831	266,639	271,388
Diluted	269,529	268,777	274,436

(1) Includes ADI merger related expenses such as accelerated stock-based compensation expense resulting from the acceleration of certain RSAs for tax withholding purposes, as well as other legal and professional services.

(2) Includes tax effect of pre-tax special items and miscellaneous tax adjustments.
(3) Includes effect of U.S. tax legislation enacted on December 22, 2017.
(4) Includes effect of income tax audit settlements.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim Integrated uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special items related to the cost of COVID-19 response programs; ADI merger related expenses; intangible asset amortization; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. We defined free cash flow as net cash provided from operations less gross capital expenditures. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim Integrated’s current performance. Many analysts covering Maxim Integrated use non-GAAP measures as well. Given management’s use of these non-GAAP measures, Maxim Integrated believes these measures are important to investors in understanding Maxim Integrated’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim Integrated’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP Gross Profit Excluding Special Items
The use of GAAP gross profit excluding special items allows management to evaluate the gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization, ADI merger related expenses and cost of COVID-19 response programs. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim Integrated’s core businesses.

GAAP Operating Expenses Excluding Special Items
The use of GAAP operating expenses excluding special items allows management to evaluate the operating expenses of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; severance and restructuring, and other operating expenses (income), net. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP Provision for Income Taxes Excluding Special Items
The use of a GAAP provision for income taxes excluding special items allows management to evaluate the provision for income taxes across different reporting periods on a consistent basis, independent of special items. Special items include the tax impact of pre-tax special items, significant tax audit settlements, significant prior year tax reserve adjustments, significant tax legislation, and significant non-recurring and period specific tax items, which vary in size and frequency.

GAAP Net Income and GAAP Net Income per Share Excluding Special Items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim Integrated’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; ADI merger related expenses; cost of COVID-19 response programs; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim Integrated’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
Except for historical information, this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted, based upon, among other things, general market and economic conditions, market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, the loss of all or a substantial portion of our sales to one or more of our large customers, customer cancellations and price competition, as well as other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2020 (the “Form 10-K”). The Form 10-K may be found at
https://www.sec.gov/Archives/edgar/data 743316/000074331620000025/0000743316-20-000025-index.htm.

All forward-looking statements included in this news release are made as of the date hereof and based on the information available to the Company as of the date hereof. The Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim Integrated
Maxim Integrated develops innovative analog and mixed-signal products and technologies to make systems smaller and smarter, with enhanced security and increased energy efficiency. We are empowering design innovation for our automotive, industrial, healthcare, mobile consumer, and cloud data center customers to deliver industry-leading solutions that help change the world. Learn more at http://www.maximintegrated.com.

Source: Maxim Integrated Investor Relations